As filed with the Securities and Exchange Commission on April 27, 2001 -
                                                  Registration No. _____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             TOWER AUTOMOTIVE, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                      41-1746238
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

               5211 Cascade Road, SE, Grand Rapids, Michigan 49546 (Address of Principal Executive Offices Including Zip Code)

                 Tower Automotive, Inc. Long Term Incentive Plan
                            (Full Title of the Plan)

     Anthony A. Barone, 5211 Cascade Road, SE, Grand Rapids, Michigan 49546
                     (Name and address of agent for service)

                                 (616) 802-1600
          (Telephone number, including area code, of agent for service)

                          Copies of Communications to:
                              Michael G. Wooldridge
                    Varnum, Riddering, Schmidt & Howlett LLP
                         Bridgewater Place, P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                            Proposed            Proposed
                                                             Maximum             Maximum             Amount of
    Title of Securities            Amount to be          Offering Price         Aggregate          Registration
     to be Registered               Registered            Per Share (1)     Offering Price(1)           Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock
($.001 value)                  3,000,000 shares            $ 9.675           $ 29,025,000          $ 7,256.25
====================================================================================================================

(1) For the purpose of computing the registration fee only, the price shown is based upon the price of $9.675 per share, the average of the high and low sale prices for the Common Stock of the Registrant on the New York Stock Exchange on April 20, 2001, in accordance with Rule 457(h).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    (a) The Annual Report on Form 10-K for the Registrant for the year ended December 31, 2000.
    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.
    (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A (File No. 1-12733) filed February 11, 1997, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All other reports or documents filed by the Registrant pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     Not applicable

Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Amended and Restated Certificate of Incorporation of the Registrant provides that the personal liability of directors shall be limited to the fullest extent permitted by applicable law.

     Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting Delaware corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions or suits by or in the right of the corporation, no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification as described above shall be granted in a specific case only upon a determination that indemnification is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made (a) by a majority of a quorum of the directors who were not a parties to such proceeding, (b) if such a quorum cannot be obtained or if a quorum of disinterested directors directs so, by independent legal counsel in a written option; (c) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) by the stockholders of the corporation. The Bylaws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     Reference is made to the Exhibit Index which appears on page S-7.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on the 27th day of April, 2001.

                                           TOWER AUTOMOTIVE, INC.


                                           By:  /s/ Dugald K. Campbell
                                           Dugald K. Campbell, President and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony A. Barone and Dugald K. Campbell, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on April 27, 2001, by the following persons in the capacities indicated.


/s/ S. A. Johnson                          /s/ Anthony A. Barone
S.A. Johnson                               Anthony A. Barone, Vice President and
Chairman and Director                      Chief Financial Officer
                                           (Principal Financial and Accounting
                                           Officer)

/s/ Dugald K. Campbell                     /s/ Kim B. Clark
Dugald K. Campbell, President,             Kim B. Clark, Director
 Chief Executive Officer and Director
(Principal Executive Officer)


/s/ James R. Lozelle                       /s/ Enrique Zambrano
James R. Lozelle, Director                 Enrique Zambrano, Director


/s/ Scott D. Rued                          /s/ F. J. Loughrey
Scott D. Rued, Director                    F. J. Loughrey, Director


/s/ Jurgen M. Geissinger                   /s/ Ali Jenab
Jurgen M. Geissinger, Director             Ali Jenab, Director

                                                                    Exhibit 23.1

Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 2001, included in Tower Automotive, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.




/s/ Arthur Andersen  LLP



Minneapolis, Minnesota
April 27, 2001

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:


Exhibit 4      Tower Automotive, Inc. Long Term Incentive Plan, as Amended

Exhibit 5 Opinion of Varnum, Riddering, Schmidt & Howlett LLP with respect to the legality of the securities being registered

Exhibit 23.1   Consent of Arthur Andersen LLP included on page S-6 hereof

Exhibit 23.2 Consent of Varnum, Riddering, Schmidt & Howlett LLP (included with the opinion filed as Exhibit 5)

Exhibit 24     Power of Attorney - included on page S-5 hereof

EXHIBIT 4







                             TOWER AUTOMOTIVE, INC.


                            LONG-TERM INCENTIVE PLAN
                             AS AMENDED MAY 25, 1999

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE 1   ESTABLISHMENT AND PURPOSE OF THE PLAN............................. 1
   1.1      Establishment of the Plan......................................... 1
   1.2      Purpose of the Plan............................................... 1
   1.3      Term of Plan...................................................... 1
ARTICLE 2   DEFINITIONS....................................................... 1
ARTICLE 3   ADMINISTRATION.................................................... 4
   3.1      The Committee..................................................... 4
   3.2      Committee Authority............................................... 4
ARTICLE 4   COMMON STOCK SUBJECT TO THE PLAN.................................. 5
ARTICLE 5   ELIGIBILITY....................................................... 6
ARTICLE 6   STOCK OPTIONS..................................................... 6
   6.1      Options........................................................... 6
   6.2      Grants............................................................ 6
   6.3      Incentive Stock Options........................................... 6
   6.4      Terms of Options.................................................. 6
ARTICLE 7   STOCK APPRECIATION RIGHTS......................................... 9
   7.1      Grant of SARs..................................................... 9
   7.2      Payment of SAR Amount............................................. 9
   7.3      Nontransferability................................................10
ARTICLE 8   PERFORMANCE SHARES................................................10
   8.1      Award of Performance Shares.......................................10
   8.2      Terms and Conditions..............................................10
ARTICLE 9   OTHER STOCK-BASED AWARDS..........................................11
   9.1      Other Awards......................................................11
   9.2      Terms and Conditions..............................................11
ARTICLE 10  TERMINATION OR AMENDMENT OF THE PLAN..............................12
ARTICLE 11  UNFUNDED PLAN.....................................................12
ARTICLE 12  ADJUSTMENT PROVISIONS.............................................12
   12.1     Antidilution......................................................12
   12.2     Change in Control.................................................12
   12.3     Adjustments by Administrator......................................13
ARTICLE 13  GENERAL PROVISIONS................................................13
   13.1     Legend............................................................13
   13.2     No Right to Employment............................................13
   13.3     Withholding of Taxes..............................................13
   13.4     No Assignment of Benefits.........................................14
   13.5     Governing Law.....................................................14
   13.6     Application of Funds..............................................14
   13.7     Rights as a Shareholder...........................................14

                             TOWER AUTOMOTIVE, INC.
                            LONG-TERM INCENTIVE PLAN

                                    ARTICLE 1
                      ESTABLISHMENT AND PURPOSE OF THE PLAN

     1.1 Establishment of the Plan. Tower Automotive, Inc., a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Tower Automotive, Inc. Long-Term Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of stock options, stock appreciation rights, and other stock-based awards to key colleagues of the Company and its subsidiaries, Directors and Consultants. Upon approval by the Board of Directors of the Company, subject to ratification by the affirmative vote of holders of a majority of shares of the Company's Common Stock present and entitled to vote at the 1999 Annual Meeting of Shareholders, the Plan shall be effective as of March 1, 1999 (the "Effective Date").

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's stockholders, through stock-based compensation, by aligning the personal interests of Plan Participants with those of its shareholders. The Plan is also designed to allow Plan Participants to participate in the Company's future, as well as to enable the Company to attract, retain and award such individuals.

     1.3 Term of Plan. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date ("Termination Date"), provided that Awards granted prior to the Termination Date may extend beyond that date, and Cash Payment Rights may be effected pursuant to the terms of Awards granted prior to the Termination Date.

                                    ARTICLE 2
                                   DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings set forth below:

     2.1 "Administrator" shall mean the Board or any of the Committees designated to administer the Plan in accordance with Section 3.1 of the Plan.

     2.2 "Award" shall mean any award under this Plan of any Options, Stock Appreciation Rights, Performance Shares or Other Stock-Based Award.

     2.3 "Award Agreement" shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Administrator and shall be subject to the terms and conditions of the Plan.

     2.4 "Award Date" shall mean the date that an Award is made, as specified in an Award Agreement.

     2.5 "Board" shall mean the Board of Directors of the Company.

     2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.7 "Colleague" shall mean any person employed by the Company or a Subsidiary. Neither service as a Director nor the payment of a Director's fee by the Company shall be sufficient to constitute employment by the Company.

     2.8 "Committee" shall mean one of the Committees, as specified in Article 3, appointed by the Board to administer the Plan.

     2.9 "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Company.

     2.10 "Consultant" shall mean any person or entity engaged by the Company or a Subsidiary to render services to the Company or that Subsidiary.

     2.11 "Director" shall mean a member of the Board.

     2.12 "Disability" shall mean permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

     2.13 "Fair Market Value" shall be the closing sale price of the Company's Common Stock on the New York Stock Exchange. If no sale of shares of Common Stock is reflected on the New York Stock Exchange on a date, "Fair Market Value" shall be determined according to the closing sale price on the next preceding day on which there was a sale of shares of Common Stock reflected on New York Stock Exchange.

     2.14 "Incentive Stock Option" or "ISO" shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.15 "Insider" shall mean a colleague who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or director of the Company, or holder of more than ten percent (10%) of its outstanding shares of the Company's Common Stock.

     2.16 "Noncolleague Director" shall mean a person who satisfies (1) the definition of "Nonemployee Director" within the meaning set forth in Rule 16b-3(b)(3), as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the SEC, or (2) the definition of "outside director" within the meaning of Section 162(m) of the Code.

     2.17 "Nonqualified Stock Option" or "NQSO" shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

     2.18  "Option"  means an  Incentive  Stock Option or a  Nonqualified  Stock
Option.

     2.19 "Option Price" shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     2.20 "Other Stock-Based Award" shall mean an Award under Article 9 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

     2.21 "Participant" shall mean a colleague of the Company or a Subsidiary, a Director or Consultant who holds an outstanding Award granted under the Plan.

     2.22 "Performance Shares" shall mean an Award granted under Article 8 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

     2.23 "Permitted Transferee" means (i) the spouse, children or grandchildren of a Participant (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

     2.24 "Retirement" shall mean the termination of a Participant's employment with the Company or a Subsidiary after the Participant attains the age of 55 and the Participant has completed at least ten (10) years of employment with the Company or a Subsidiary (including any predecessor to the Company or a Subsidiary).

     2.25 "Stock Appreciation Right" or "SAR" shall mean an Award granted to a Participant under Article 7 of this Plan.

     2.26 "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

     2.27 "Termination of Service" shall mean the termination of a Colleague's employment with the Company or a Subsidiary. A Colleague employed by a Subsidiary shall also be deemed to incur a Termination of Service if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become a colleague of the Company or another Subsidiary. With respect to a Participant that is not a Colleague, Termination of Service shall mean the termination of the person's service as a Director of the company or as a Consultant to the Company or a Subsidiary.

                                    ARTICLE 3
                                 ADMINISTRATION

     3.1 The Committee. The Plan may be administered by different Committees with respect to different groups of Plan Participants. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee of two or more Non-Colleague Directors. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3. Other than as provided above, the Plan shall be administered by (a) the Board, or (b) a Committee, which Committee shall be constituted to satisfy the foregoing conditions.

     3.2 Committee Authority. Subject to the Company's Certificate of Incorporation, Bylaws and the provisions of this Plan, the Administrator shall have full authority to grant Awards to key Colleagues of the Company or a Subsidiary, as well as Directors and Consultants. Awards may be granted singly, in combination, or in tandem. The authority of the Administrator shall include the following:

          (a) To select the key colleagues of the Company or a Subsidiary, Directors or Consultants to whom Awards may be granted under the Plan;

          (b)  To  determine   whether  and  to  what  extent   Options,   Stock
     Appreciation Rights, Performance Shares and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;

          (c) To determine the number of shares of Common Stock to be covered by each Award;

          (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares Common Stock relating thereto, based on such factors as the Administrator shall determine in its sole discretion;

          (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by Company other than under the terms of this Plan;

          (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

          (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

     The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of the any Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of any Committee, shall be the valid acts of any Committee. The interpretation and construction by any Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or any Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder. Notwithstanding the foregoing, without the prior approval of the Company's shareholders, neither the Committee nor the Board of Directors shall have the authority to lower the option exercise price of previously granted Awards, whether by means of the amendment of previously granted Awards or the replacement or regrant, through cancellation, of previously granted Awards.

                                    ARTICLE 4
                        COMMON STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 12.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares") shall be three million (3,000,000) Shares.

     Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Administrator shall determine from time to time. If an Award expires unexercised or is forfeited, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement. In addition, Shares from the following sources shall be added to the number of Plan Shares available for issuance under the Plan: (1) any Shares of the Company's Common Stock surrendered in payment of the exercise price of Options or to pay the tax withholding obligations incurred upon the exercise of Options; and (2) Options withheld to pay the exercise price or tax withholding obligations incurred upon the exercise of Options.

                                    ARTICLE 5
                                   ELIGIBILITY

     The persons who shall be eligible to receive Awards under the Plan shall be selected by the Administrator from time to time. In making such selections, the Administrator shall consider the nature of the services rendered by such persons, their present and potential contribution to the Company's success and the success of the particular Subsidiary or division of the Company by which they are employed or to whom they provide services, and such other factors as the Administrator in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements. No Participant may receive Awards under the Plan covering more than twenty-five percent (25%) of Plan Shares.

                                    ARTICLE 6
                                  STOCK OPTIONS

     6.1 Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).

     6.2 Grants. The Administrator shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

     6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) granted on or after January 1, 1987, that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

     6.4 Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Administrator shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

          (a) Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date.

          (b) Option Term. The term of each Option shall be fixed by the Administrator, provided that no Option that has been designated as an Incentive Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

          (c)  Exercisability.  Except as  provided in Section  12.2,  no Option shall be exercisable in either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator and set forth in the Award Agreement. If the Administrator provides that any Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine.

          (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Administrator may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Administrator in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances and with respect to any shares of Common Stock acquired upon the exercise of an Option, has been held by the Optionee for a period of at least six (6) consecutive months), or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Administrator. No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 13.1 of the Plan.

          (e) Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, the Administrator may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that
     (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the stock option agreement pursuant to which such options are granted must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with this Section 6.4(e), and (iii) subsequent transfers of transferred options shall be prohibited except those in accordance with
     Section 6.4(h). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6.4(f),
     (g) and (h) hereof, and the tax withholding obligations of Section 12.3 shall continue to be applied with respect to the original optionee,
     following   which  the  options  shall  be  exercisable  by  the  Permitted
     Transferee only to the extent, and for the periods specified in Sections 6(f), (g), and (h). The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any option. Further, all Options shall be exercisable during the Participant's lifetime only by such Participant and, in the case of a Nonqualified Stock Option, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.

          (f) Termination of Service for Reasons other than Retirement, Disability, or Death. Upon termination of Service for any reason other than Retirement or on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Service and shall not have been fully exercised, be exercisable, in whole or in part, at any time for a period of no more than three (3) months following Termination of Service, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise. Whether an authorized leave of absence or absence because of military or governmental service shall constitute Termination of Service for such purposes shall be determined by the Administrator, which determination shall be final and conclusive.

          (g) Termination of Service for Retirement or Disability. Upon Termination of Service by reason of Retirement or Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Retirement or Disability and shall not have been fully exercised, remain exercisable in whole or in part, for a period of not greater than two (2) years following such Termination of Service, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after such Retirement or Disability, the Participant's Options shall be exercisable in accordance with Section 6.4(h) below.

          (h) Termination of Service for Death. Upon Termination of Service due to death, each Option held by such Participant or Permitted Transferee shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the estate of the Participant or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance only under the following circumstances and during the following periods: (i) if the Participant dies while providing service to the Company or a Subsidiary as a Colleague, Director or Consultant, at any time within a period of not greater than two (2) years after his death, or (ii) if the Participant dies during the extended exercise period following Termination of Service specified in Section 6.4(g), at any time within the longer of such extended period or for a period of not more than twelve (12) months after death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

          (i) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(f), (g) or (h) is applicable shall terminate upon expiration of such exercise period.

          (j) Purchase and Settlement Provisions. The Administrator may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Administrator may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares determined without regard to the deferral limitations and/or forfeiture restrictions involved.

                                    ARTICLE 7
                            STOCK APPRECIATION RIGHTS

     7.1  Grant  of SARs.  The  Administrator  may  approve  the  grant of Stock
Appreciation Rights ("SARs") that are related to Options only. A SAR may be granted only at the time of grant of the related Option. A SAR will entitle the holder of the related Option, upon exercise of the SAR, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed pursuant to Section 7.2. Such Option will, to the extent surrendered, then cease to be exercisable. Subject to Section 7.4, a SAR granted hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

     7.2 Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

     7.3 Nontransferability. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs shall be exercisable, during the Participant's lifetime, only by such Participant.

                                    ARTICLE 8
                               PERFORMANCE SHARES

     8.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Administrator shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 8.2, as specified in the Award Agreement. The Administrator may condition the grant of Performance Shares upon the achievement of specific business objectives, measurements of individual or business unit or Company performance, or such other factors or criteria as the Administrator shall determine. The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     8.2 Terms and  Conditions.  Performance  Shares  awarded  pursuant  to this
Article 8 shall be subject to the following terms and conditions:

          (a) Nontransferability. Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Administrator may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Award Agreement.

          (b) Dividends. Unless otherwise determined by the Administrator at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

          (c) Termination of Employment. Subject to the provisions of the Award Agreement and this Article 8, upon Termination of Service for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Administrator at or after grant.

          (d) Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Administrator may determine and set forth in the Award Agreement, the

     Administrator may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.

                                    ARTICLE 9
                            OTHER STOCK-BASED AWARDS

     9.1 Other Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards"), may be granted either alone or in addition to or in tandem with Options, SARs, or Performance Shares. Subject to the provisions of this Plan, the Administrator shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Administrator may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

     9.2 Terms and Conditions.  Other  Stock-Based  Awards made pursuant to this
Article 9 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

          (a) Nontransferability. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this
     Article 9 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (b) Dividends. Unless otherwise determined by the Administrator at the time of Award, subject to the provisions of this Plan and the Award Agreement, the recipient of an Award under this Article 9 shall be entitled to receive, currently or on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.

          (c) Vesting. Any Award under this Article 9 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Administrator, in its sole discretion.

          (d) Waiver of Limitation. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Administrator may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 9.

          (e) Price. Common Stock issued or sold under this Article 9 may be issued or sold for no cash consideration or such consideration as the Administrator shall determine and specify in the Award Agreement.

                                   ARTICLE 10
                      TERMINATION OR AMENDMENT OF THE PLAN

     The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Article 4 or of Section 12.1); (ii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option; or (iii) extend the maximum option period under Section 6.4(b) of the Plan. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 12.2, no such amendment or other action by the Administrator shall impair the rights of any Participant without the Participant's consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

                                   ARTICLE 11
                                  UNFUNDED PLAN

     This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE 12
                              ADJUSTMENT PROVISIONS

     12.1 Antidilution. Subject to the provisions of this Article 12, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

     12.2 Change in Control. Notwithstanding Section 12.1, upon dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the assets of the Company, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards of new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

     12.3 Adjustments by Administrator. Any adjustments pursuant to this Article 12 will be made by the Administrator, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

                                   ARTICLE 13
                               GENERAL PROVISIONS

     13.1 Legend. The Administrator may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     13.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other colleague any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which a colleague is employed to terminate his or her employment at any time.

     13.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Administrator, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date," less than or equal to the amount of the withholding tax obligation; or (c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined.

     13.4 No Assignment of Benefits. No Award or other benefit payable under this Plan shall, except as otherwise specifically transfer, provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

     13.5 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Delaware.

     13.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

     13.7 Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.





::ODMA\PCDOCS\GRR\250356\2

                                    EXHIBIT 5




                                 April 27, 2001

Tower Automotive, Inc.
5211 Cascade Road, SE
Grand Rapids, Michigan  49546

  Re: Registration Statement on Form S-8 Relating to the Tower Automotive, Inc. Long Term Incentive Plan, as Amended (the "Plan")

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement") filed by Tower Automotive, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, 3,000,000 shares of the Company's common stock, par value $.01 per share, for issuance pursuant to the Plan, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 3,000,000 shares covered by the Registration Statement, when issued pursuant to the Plan, at the prices described in the Registration Statement but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plans and the Registration Statement, will be duly and legally authorized, issued and outstanding, and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                     VARNUM, RIDDERING, SCHMIDT & HOWLETTLLP


                   /s/ Varnum, Riddering, Schmidt & HowlettLLP